                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

  / / Preliminary Proxy Statement                           / / Confidential, For Use of the
  /x/ Definitive Proxy Statement                               Commission Only (as permitted by
  / / Definitive Additional Materials                          Rule 14a-6(e)(2))
  / / Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12

                             STERLING VISION, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /x/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

  / / Fee paid previously with preliminary materials

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                             STERLING VISION, INC.
                             1500 HEMPSTEAD TURNPIKE

                          EAST MEADOW, NEW YORK 11554
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 2000

     A Special Meeting (the "Special Meeting") of the Shareholders of Sterling Vision, Inc. (the "Company") will be held at 1500 Hempstead Turnpike, East Meadow, New York 11554, on Monday, the 17th day of April, 2000, at 9:00 a.m. (local time), for the following purposes:

     (1) To consider and act upon an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock to 50,000,000;

     (2) To consider and act upon an amendment to the Company's Amended and Restated Certificate of Incorporation changing the Company's name to Emerging Vision.com, Inc.;

     (3) To consider and act upon an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder from 3,500,000 to 7,000,000; and

     (4) To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. Holders of the Company's Common Stock, Senior Convertible Preferred Stock and Series B Convertible Preferred Stock on that date will be entitled to vote on all matters presented at the Special Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK, SENIOR CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK (WHETHER THEY EXPECT TO ATTEND THE SPECIAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                          By Order of the Board of Directors

                                          By: /s/ JOSEPH SILVER
                                             ------------------------
                                             Joseph Silver,
                                             Secretary

March 17, 2000

                             STERLING VISION, INC.
                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 2000
                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of record of Sterling Vision, Inc. ("Sterling" or the "Company") as of March 10, 2000 in connection with the solicitation, by the Board of Directors of Sterling, of proxies for the Special Meeting of Shareholders to be held at 1500 Hempstead Turnpike, East Meadow, New York 11554 on Monday, April 17, 2000, at 9:00 a.m. (local time), or at any and all adjournments thereof (the "Special Meeting" or "Meeting"), for the purposes stated in the Notice of Special Meeting of Shareholders to which this Proxy Statement is annexed. The approximate date of mailing to shareholders of this Proxy Statement and enclosed form of Proxy is March 20, 2000.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of shareholders entitled to notice of the Special Meeting; and holders of record of the Common Stock, par value $.01 per share (the "Common Stock"), the Senior Convertible Preferred Stock, par value $.01 per share (the "Senior Preferred Stock"), and the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company on that date will be entitled to notice of, and to vote at, the Special Meeting. As of the record date, the Company had outstanding 22,185,679 shares of Common Stock, 2.51 shares of Senior Preferred Stock and 1,528,571 shares of Series B Preferred Stock. Each share of Common Stock is entitled to one vote on all matters presented at the Special Meeting, each whole share of Senior Preferred Stock is entitled to 133,333 votes (i.e., the number of shares of Common Stock into which each share of Senior Preferred Stock is convertible) on all matters presented at the Special Meeting, (with fractional shares entitled to a proportionate number of votes), and each share of Series B Preferred Stock is entitled to two votes (i.e., the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) on all matters presented at the Special Meeting. The Common Stock, Senior Preferred Stock and Series B Preferred Stock shall vote together as one class on all matters presented at the Special Meeting.

     The presence, in person or by proxy, of the holders of shares which represent a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Proposal No. 1 (to increase the authorized number of shares of Common Stock under the Company's Amended and Restated Certificate of Incorporation) and Proposal No. 2 (to change the name of the Company) require the affirmative vote of not less than a majority of all votes which are entitled to be cast on the proposal at the Special Meeting by holders of all outstanding shares of Common Stock, Senior Preferred Stock and Series B Preferred Stock, voting together as one class. Accordingly, broker non-votes and abstentions will have the same effect as a negative vote on these proposals. Proposal No. 3 (to increase the number of shares of Common Stock available for issuance under the Company's 1995 Stock Incentive Plan) requires the affirmative vote of a majority of all votes cast on the proposal at the Special Meeting by holders of shares of Common Stock, Senior Preferred Stock and Series B Preferred Stock, voting together as one class. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast with respect to Proposal No. 3. The directors and officers of the Company have each indicated their intention to vote "FOR" Proposals No. 1, 2 and 3.

     If the enclosed Proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the shareholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another Proxy dated subsequent to the date thereof.

     Shares represented by duly executed Proxies in the accompanying form will be voted in accordance with the instructions indicated on such Proxies, and if no such instructions are indicated thereon, will be voted in favor of Proposals No. 1, No. 2 and No. 3. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Special Meeting and upon such other business matters or proposals as may properly come before the Meeting that the Board of Directors of the Company did not know, within a reasonable time prior to this solicitation, would be presented at the Meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

                          AND CERTAIN BENEFICIAL OWNERS

BENEFICIAL OWNERSHIP OF THE BOARD OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 10, 2000, regarding the beneficial ownership of the Company's Common Stock by: (i) each Director of the Company; (ii) each executive officer of the Company who is not a Director whose compensation for 1999 exceeded $100,000 (the "Named Executive Officers"); and (iii) all Directors and Named Executive Officers as a group. The percentages in the "Percent of Total Voting Power" column do not give effect to shares included in the "Beneficial Ownership" column as a result of the ownership of options or warrants. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

                                                                                                          PERCENT OF TOTAL
NAME                                                          BENEFICIAL OWNERSHIP    PERCENT OF CLASS    VOTING POWER
-----------------------------------------------------------   --------------------    ----------------    ----------------
Dr. Robert Cohen*..........................................         1,214,657(1)              5.4%                3.4%
Dr. Alan Cohen*............................................         1,327,824(2)(3)           5.9%                3.8%
Dr. Edward Cohen*..........................................           381,295(4)              1.7%                1.7%
Joel Gold*.................................................            65,664(5)              ***                 ***
Edward Celano*.............................................            20,000(6)              ***                 ***
Jerry G. Lewis*............................................            83,333(7)              ***                 ***
Joseph Silver**............................................           233,569(8)              1.0%                ***
Jerry Darnell**............................................            96,569(9)              ***                 ***
William J. Young**.........................................            15,000(10)             ***                 ***
Dr. Nicholas Shashati**....................................            10,000(11)             ***                 ***
Kim Greenberg**............................................            15,000(12)             ***                 ***
All Directors and Named Executive Officers as a group (11
  persons).................................................         3,462,911(13)            14.6%                7.7%

------------------
  * A Director
 ** A Named Executive Officer
*** less than 1%.

 (1) This number includes: (i) the right to acquire 316,667 shares of Common Stock upon the exercise of presently exercisable, outstanding options; and
     (ii) the right to acquire 125,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options granted to Dr. Robert Cohen, as the designee of Meadows Management, LLC, a limited liability company owned by Drs. Robert and Alan Cohen ("Meadows"). Excludes an additional:
     (i) 25,000 options granted to Dr. Robert Cohen which are subject to certain vesting requirements; and (ii) 300,000 options granted to Dr. Cohen, which grant is subject to the approval, by the Company's shareholders, of Proposal No. 3.

 (2) This number includes (i) the right to acquire 233,334 shares of Common Stock upon the exercise of presently exercisable, outstanding options; and
     (ii) the right to acquire 125,000 shares of Common Stock upon the exercise of presently exercisable outstanding options granted to Dr. Alan Cohen, as the designee of Meadows. Excludes an additional: (i) 108,333 options which are subject to certain vesting requirements;

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) and (ii) 300,000 options granted to Dr. Cohen, which grant is subject to the approval, by the Company's shareholders, of Proposal No. 3.

 (3) This number excludes 2,331,978 shares of Common Stock beneficially owned by Meryl Cohen, the wife of Dr. Alan Cohen, as custodian for their children, Gabrielle, Jaclyn, Nicole and Erica Cohen, of which shares Dr. Cohen disclaims beneficial ownership.

 (4) This number includes the right to acquire 76,667 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

 (5) This number includes 1,500 shares of Common Stock owned by Mr. Gold's children, the right to acquire 20,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and the right to acquire 44,164 shares of Common Stock upon the exercise of presently exercisable, outstanding warrants, which warrants were part of the warrants originally granted to the underwriters of the Company's initial public offering (consummated in December, 1995) and were transferred to Mr. Gold on March 27, 1996. Such warrants are exercisable at any time prior to December 26, 2000. At the time the warrants were transferred to Mr. Gold, Mr. Gold was a Managing Director of Fechtor, Detwiler & Co., Inc. ("Fechtor"), which acted as an underwriter in connection with the Company's initial public offering.

 (6) This number represents the right to acquire 20,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

 (7) This number represents the right to acquire 83,333 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

 (8) This number represents the right to acquire 233,569 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 50,000 options granted to Mr. Silver, which grant is subject to the approval by the Company's shareholders of Proposal No. 3.

 (9) This number represents the right to acquire 96,569 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional: (i) 50,000 options which are subject to certain vesting requirements; and (ii) 50,000 options granted to Mr. Darnell which grant is subject to approval by the Company's stockholders of Proposal No. 3.

(10) This number represents the right to acquire 15,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 80,000 options which are subject to certain vesting requirements.

(11) This number represents the right to acquire 10,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 30,000 options which are subject to certain vesting requirements.

(12) This number represents the right to acquire 15,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

(13) This number includes the right to acquire 1,491,303 shares of Common Stock upon the exercise of presently exercisable, outstanding options and warrants. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 1,491,303 shares of Common Stock for which the Company's Directors and Named Executive Officers, as a group, hold currently exercisable options or warrants, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such Directors and Named Executive Officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name, address, stock ownership and voting power of each person or group of persons (other than those persons identified in the immediately preceding chart) known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, Senior Preferred Stock or

Series B Preferred Stock and, unless otherwise indicated, is based on the Company's records as of March 10, 2000:

                                                                                          PERCENT OF
                                                               BENEFICIAL   PERCENT OF      TOTAL
NAME                                                           OWNERSHIP     CLASS        VOTING POWER
------------------------------------------------------------   ---------    ----------    ------------
Common Stock

  Meryl Cohen a/c/f Gabrielle Cohen, .......................   2,331,978(1)    10.5%            9.1%
     Jaclyn Cohen, Erica Cohen and
     Nicole Cohen
     Three Surrey Lane
     Old Westbury, NY 11568
  MY 2000, LLC .............................................   1,847,500(2)     7.8%            1.4%
     565 Fifth Avenue
     New York, NY 10017

Senior Preferred Stock

  Huberfeld/Bodner Family Foundation .......................        1.77(3)    70.6%            ***
     152 West 57th Street
     New York, NY 10019
  Rita Folger ..............................................         .74(4)    29.4%            ***
     1257 East 24th Street
     Brooklyn, New York 11210

Series B Preferred Stock

  RIK Partnership III ......................................     180,000(5)    11.8%            1.4%
     156 West 56th Street
     New York, New York 10019
  Ezer Mitzion, Inc. .......................................     220,714(6)    14.4%            1.7%
     152 West 57th Street
     New York, N.Y. 10019

------------------
(***) Less than 1%.

(1) Meryl Cohen is deemed to be the beneficial owner of the shares of Common Stock held by her as custodian for her children, Gabrielle Cohen, (1,115,989 shares), Jaclyn Cohen (1,115,989 shares), Erica Cohen (50,000 shares) and Nicole Cohen (50,000 shares).

(2) This number represents: (i) 347,500 shares of Common Stock owned by MY 2000, LLC; and (ii) the right to acquire an additional 1,500,000 shares of Common Stock upon the exercise of presently exercisable, outstanding warrants.

(3) These shares are convertible into an aggregate of 235,833 shares of Common Stock and the holder thereof will be entitled to cast that number of votes at the Special Meeting.

(4) These shares are convertible into an aggregate of 98,333 shares of Common Stock and the holder thereof will be entitled to cast that number of votes at the Special Meeting.

(5) These shares are convertible into an aggregate of 360,000 shares of Common Stock, and the holder thereof will be entitled to cast that number of votes at the Special Meeting. Excludes warrants to purchase 90,000 shares of Series B Preferred Stock.

(6) These shares are convertible into an aggregate of 441,428 shares of Common Stock, and the holder thereof will be entitled to cast that number of votes at the Special Meeting. Excludes warrants to purchase 110,357 shares of Series B Preferred Stock.

                                 PROPOSAL NO. 1
      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has authorized, subject to shareholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 28,000,000 shares to 50,000,000 (the "Amendment"). The text of the proposed Amendment is attached hereto as Exhibit A.

     Reasons for the Amendment. Since late 1999, the Company has been considering various alternatives for raising additional funds, principally to develop its e-commerce capabilities. On February 4, 2000, it entered into an agreement with KSH Investment Group, Inc. ("KSH"), an investment banking firm, pursuant to which KSH agreed to act as placement agent in connection with the Company's proposed offering of up to $14 million of the Company's securities in a private placement to qualified investors. Although it was initially contemplated that the private placement would be for units that would consist of a combination of shares of Common Stock and warrants to purchase shares of Common Stock, because the number of shares of Common Stock currently available for issuance was significantly less than the amount contemplated to be offered, the units to be offered were restructured to consist of shares of a new series of the Company's preferred stock, designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock") and warrants to purchase the Series B Preferred Stock. Each share of Series B Preferred Stock is automatically convertible, by its terms, into two shares of Common Stock upon the filing, with the New York Department of State, of the Amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock to 50,000,000. This is the Amendment which the Board of Directors has authorized and which the shareholders are being asked to approve by this proposal. The Company has agreed with KSH to use its best efforts to obtain shareholder approval of the Amendment.

     Since commencement of the private placement, the Company has sold an aggregate of 1,528,571 units at a price of $7.00 per unit, with each unit consisting of one share of Series B Preferred Stock and a warrant to purchase one-half share of Series B Preferred at an exercise price per one-half share of Series B Preferred Stock of $7.5875 (the "Exercise Price"), which was $.10 above the average of the composite closing prices of the Common Stock for the five trading days immediately preceding February 14, 2000 (i.e., the date of the initial closing of the sale of units). Each share of Series B Preferred Stock included in the units is convertible into two shares of Common Stock (subject to adjustment in the event of stock splits or similar transactions prior to the date of conversion), and each warrant, upon conversion of the Series B Preferred Stock, will automatically become exercisable for one whole share of Common Stock at the Exercise Price. The warrants will be exercisable commencing on August 14, 2000 and will expire on February 13, 2005. In addition to the units sold by the Company to date, the Company has the right to sell up to an additional 500,000 units to satisfy over-subscriptions, if any, although the Company has determined not to sell more than an aggregate of 1,678,000 units in the private placement. The Company currently estimates that, if all 1,678,000 units are sold in the private placement, it will realize net proceeds (after deduction of placement agency and investment banking fees payable to KSH and Mueller & Co., Inc., which is acting as co-placement agent in the private placement, and other expenses of the offering) of approximately $10,590,000. It is anticipated that the proceeds raised from the offering will be used in connection with all phases and/or aspects in any way related to the expansion and/or transformation of the Company's existing business into a predominantly web-based, optical portal business. The offering will terminate on March 31, 2000, unless extended by agreement of the Company and KSH. Pursuant to the placement agent agreement with KSH, the Company has also agreed to issue to the placement agents, as further compensation, warrants (the "Placement Agent Warrants") to purchase, at the Exercise Price, an aggregate of 500,000 shares of Common Stock. The Placement Agent Warrants will be exercisable commencing on August 14, 2000 and will expire on February 13, 2005.

     The Company has agreed with each purchaser of the units in the private placement to file with the Securities and Exchange Commission ("SEC"), by no later than the earlier of the 75th day after the date of the last closing of the sale of the units or the 45th day after the date on which the Company files, with the SEC, its Annual Report on Form 10-K for the year ended December 31, 1999, a registration statement for the purpose of registering the resale of the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock included in the units sold in the offering, and the shares of Series B Preferred Stock issuable upon exercise of the warrants included in the units (or the Common Stock issuable upon conversion of any Series B Preferred Stock issued upon exercise of any such warrants, if exercised prior to the date of conversion of the Series B Preferred Stock). The Company has also agreed to include in such registration statement the shares of Common Stock subject to the Placement Agent Warrants. Notwithstanding the filing of the registration statement, each purchaser of units has agreed not to sell or otherwise dispose of any Common Stock issuable upon conversion of the Series B Preferred Stock or upon the exercise of the warrants included in the units until the earliest of (i) the expiration of the six (6) month period following the date of the Company's filing of the registration statement; (ii) the date on which the composite closing price of the Common Stock, as reported on Nasdaq-NMS (or the principal, registered national securities exchange on which the Common Stock may then be trading; hereinafter, an "Alternate Exchange") is $12.00 or greater for a period of ten (10) consecutive trading days; or (iii) the date on which the Common Stock is no longer traded on the Nasdaq-NMS or any Alternate Exchange.

     If the Amendment is not approved by the shareholders and/or not filed with the New York Department of State prior to August 1, 2000, dividends at the rate of 12% per annum will accrue on all issued and outstanding shares of Series B Preferred Stock from and after August 1, 2000, which dividends will be payable quarterly in arrears commencing on November 1, 2000. In addition, each share of Series B Preferred Stock has a liquidation preference of $7.00 (plus accrued and unpaid dividends), which is payable on a pari passu basis with the liquidation preference of the Senior Preferred Stock. Until converted, holders of the Series B Preferred Stock are entitled to vote, together as one class with the holders of the Common Stock and Senior Preferred Stock, on all matters presented to the holders of Common Stock for approval, with each share having the number of votes equal to the number of shares of Common Stock into which such share is convertible.

     As of March 10, 2000, of the 28,000,000 shares of Common Stock presently authorized, 22,185,679 shares were issued and outstanding, 344,167 shares were reserved for issuance upon conversion of the Senior Preferred Stock and 5,616,045 shares were reserved for issuance upon exercise of the Company's outstanding options and warrants, exclusive of the 2,250,000 options, the grant of which is subject to the approval of Prosposal No. 3. Assuming the sale of a maximum of 1,678,000 units in the private placement, an additional 3,356,000 shares of Common Stock would be issued and outstanding upon conversion of the shares of Series B Preferred Stock included in the units, and an additional 2,178,000 shares would be reserved for issuance upon exercise of the placement agent warrants and the warrants included in the units.

     Principal Effects of the Amendment. In addition to shares that would be issued upon conversion of the Series B Preferred Stock, and the exercise of the warrants issued in the private placement, the additional shares that would be available as a result of the Amendment may be used, without further shareholder approval, for various purposes including, without limitation, expanding the Company's business through the acquisition of other businesses or products, raising capital, stock splits, providing equity incentives to employees, consultants, officers or directors, and establishing strategic relationships with other companies. The Company does not, at this time, have any agreement or other understanding with respect to a specific use of the shares that would authorized by the Amendment (other than for issuance upon conversion of the Series B Preferred Stock, and the exercise of the warrants issued in the private placement, and other than for issuance upon the exercise of outstanding stock options, the grant of which is expressly subject to the approval, by the Company's shareholders, of Proposal No. 3), but the Amendment would give the Company's Board of Directors the broad latitude to authorize the issuance of the additional shares of Common Stock for these purposes without stockholder approval.

     The additional Common Stock that would be authorized as a result of approval of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Approval of the Amendment and issuance of the Common Stock would not affect the rights of the holders of the currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. If the Amendment is approved by the shareholders, it will become effective upon the filing of the Amendment with the New York State Department of State, which is expected to occur within two (2) business days following the conclusion of the Special Meeting.

     The additional shares of Common Stock that would become available for issuance if the Amendment is approved could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over the current market price.

     The Company does not contemplate seeking shareholder approval for any future issuance of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party. Under the Company's Amended and Restated Certificate of Incorporation, no shareholder is entitled to preemptive rights with respect to any future issuances of capital stock. The Board of Directors believes the proposed increase in the authorized Common Stock will make a sufficient number of shares available, taking into account the shares issuable upon conversion of Series B Preferred Stock, should the Company decide to use its shares of capital stock for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in its authorized shares of capital stock from time to time in the future, as considered appropriate by its Board of Directors.

     The affirmative vote of a majority of all votes entitled to be cast at the Special Meeting by the holders of the Common Stock, Senior Preferred Stock and Series B Preferred Stock, voting together as one class, will be required to approve the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

                                 PROPOSAL NO. 2
                  APPROVAL OF THE CHANGE IN THE COMPANY'S NAME

     The Board of Directors of the Company has unanimously approved a proposal to further amend the Company's Amended and Restated Certificate of Incorporation in order to change the name of the Company from Sterling Vision, Inc. to Emerging Vision.com, Inc. The Board of Directors believes that the Company's present name does not adequately reflect the proposed expanded business model of the Company and its future prospects; and it is believed that this new name will address these concerns. The text of the proposed amendment is attached hereto as Exhibit B.

     Assuming the name change is approved, it will be effected by the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation. If the name change is effected, all new share certificates issued by the Company will be printed with the new name; and those stockholders who submit their certificates for exchange will receive new share certificates bearing the new corporate name.

     The affirmative vote of a majority of all votes entitled to be cast at the Special Meeting by the holders of the Common Stock, Senior Preferred Stock and Series B Preferred Stock, voting together as one class, will be required to approve the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

             APPROVAL OF INCREASE IN SHARES AVAILABLE FOR ISSUANCE
                 UNDER THE COMPANY'S 1995 STOCK INCENTIVE PLAN

     On February 3, 2000, the Board of Directors authorized, subject to shareholder approval, Amendment No. 4 to the Company's 1995 Stock Incentive Plan increasing the number of shares authorized for issuance thereunder from 3,500,000 to 7,000,000. The text of the proposed Amendment No. 4 to the 1995 Stock Incentive Plan is attached hereto as Exhibit C.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve Amendment No. 4, which will allow the Company to continue to grant options under the 1995 Stock Incentive Plan in order to help the Company secure and retain the services of key employees and consultants. Effectiveness of approval of Amendment No. 4 will be subject to approval by a majority of the shareholders entitled to vote on the Amendment to the Company's Amended and Restated Certificate of Incorporation, which is being submitted to shareholders pursuant to Proposal No. 1 of this Proxy Statement.

DESCRIPTION OF THE 1995 STOCK INCENTIVE PLAN AND AMENDMENT NO. 4

     The Company adopted the 1995 Stock Incentive Plan in order to motivate qualified employees of, and certain consultants to, the Company and its affiliates, as well as to assist the Company and its affiliates in attracting employees and to align the interests of such persons with those of the shareholders of the Company. As of March 10, 2000, 42 individuals and/or entities held options under the 1995 Stock Incentive Plan, and an additional nine individuals were granted options, under the Plan, subject to the approval of this Proposal No. 3.

     The major features of the 1995 Stock Incentive Plan are summarized below. The description provided below is qualified in its entirety by reference to the actual 1995 Stock Incentive Plan, a copy of which was filed as an Exhibit to the Company's Registration Statement on Form S-1 filed with the SEC on December 20, 1995, as well as to Amendment No. 1 thereto, a copy of which was filed as an Exhibit to the Company's Proxy Statement dated May 1, 1996, and Amendments No. 2 and No. 3, copies of which were filed as Exhibits to the Company's Proxy Statement dated May 1, 1997.

     The 1995 Stock Incentive Plan provides for the grant of "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") to officers and key employees of, and consultants to, the Company and its affiliates. The 1995 Stock Incentive Plan is administered by the Company's Compensation Committee.

     The 1995 Stock Incentive Plan currently authorizes the issuance of options to purchase a maximum of 3,500,000 shares of Common Stock. The 1995 Stock Incentive Plan contains customary provisions with respect to adjustments for stock splits and similar transactions. If any stock option granted under the 1995 Stock Incentive Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new stock options.

     All officers and key employees of, and consultants and independent contractors to, the Company and its affiliates are eligible to participate in the 1995 Stock Incentive Plan. The Compensation Committee has exclusive discretion (except as may be designated or permitted in the 1995 Stock Incentive Plan or by the Amended and Restated By-Laws of the Company, and except for stock options granted to Drs. Robert, Alan, and Edward Cohen and certain members of their respective immediate families, which are within the exclusive discretion of the Independent Committee of the Board of Directors) to select to whom stock options will be granted and to determine the type, size, terms and conditions under which each stock option may be exercisable, and the expiration date of each option. The Compensation Committee also has exclusive discretion to make all other determinations which its members deem necessary or desirable in the interpretation and/or administration of the 1995 Stock Incentive Plan.

     Stock options granted under the 1995 Stock Incentive Plan generally expire not later than ten years after the date on which they are granted. The exercise price may not be less than the par value of the underlying Common Stock, except that, in the case of an Incentive Stock Option, the exercise price may be not less than 100% of the fair market value of the Common Stock on the date any such stock option is granted (110% in the case of any optionee who, at the time of grant, owns, directly or by attribution, more than 10% of the combined voting power of all classes of capital stock of the Company [a "ten percent owner optionee"]). In addition, the term of an Incentive Stock Option for a ten percent owner optionee cannot exceed five years from the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock granted as Incentive Stock Options to an optionee that may become exercisable for the first time during any calendar year, cannot exceed $100,000 (or such other limit as may be imposed by the Code). Payment of the full amount of the exercise price must be made at the time of exercise either in cash, by tendering to the Company shares of Common Stock previously acquired by the optionee having a fair market value equal to the aggregate exercise price, by a combination thereof, or, in certain instances, by a loan from the Company to the optionee.

     The 1995 Stock Incentive Plan provides that the Compensation Committee, in its sole discretion, may provide, by the express terms of any stock option agreement, that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company; and the Compensation Committee may also provide, either by the terms of any such option or by resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to any such event, such option shall be exercisable as to all shares covered thereby.

     The Board of Directors or the Compensation Committee may amend the 1995 Stock Incentive Plan at any time and from time to time, but any such amendment is subject to shareholder approval where the absence of such shareholder approval would adversely affect the compliance of the 1995 Stock Incentive Plan with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable laws or regulations. Accordingly, no action of the Board or the Compensation Committee may, without shareholder approval, increase the maximum number of shares which may be issued upon exercise of an option, modify the eligibility requirements of the 1995 Stock Incentive Plan, reduce the minimum option exercise price requirements, or extend the limits imposed on the period during which options may be granted or issued.

FEDERAL INCOME TAX CONSEQUENCES

     A. Incentive Stock Options. The following general rules are applicable, under existing law, to holders of Incentive Stock Options and to the Company for Federal income tax purposes:

          1. Generally, no taxable income results to the optionee upon the grant of an Incentive Stock Option or upon the issuance of shares to him, her or it upon exercise of an Incentive Stock Option;

          2. No tax deduction is allowed to the Company upon either the grant or exercise of an Incentive Stock Option under the 1995 Stock Incentive Plan;

          3. If shares acquired upon the exercise of an Incentive Stock Option are not disposed of prior to the later of: (i) two years following the date the Incentive Stock Option was granted; or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of such Incentive Stock Option, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee;

          4. If shares acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then, in most cases, the lesser of: (i) any excess of the fair market value of the shares at the time of exercise of the Incentive Stock Option over the exercise price; or
     (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition;

          5. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of: (i) the exercise price; and
     (ii) the amount of ordinary income recognized under the above rules, will be treated as either a long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares disposed of;

          6. In any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an Incentive Stock Option, the Company will generally be entitled to a corresponding deduction for income tax purposes; and

          7. The bargain element at the time of exercise of an Incentive Stock Option (i.e., the amount by which the fair market value of the Common Stock acquired upon exercise of the Incentive Stock Option exceeds the exercise price) may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

     B. Nonqualified Stock Options. The following general rules are applicable, under existing law, to holders of Nonqualified Stock Options and to the Company for Federal income tax purposes:

          1. The optionee will not realize any taxable income upon the grant of a Nonqualified Stock Option, and the Company is not allowed a business expense deduction by reason of any such grant;

          2. The optionee will recognize ordinary compensation income at the time of the exercise of a Nonqualified Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss upon a subsequent disposition of the shares underlying a Nonqualified Stock Option will be either long-term or short-term capital gain or loss, depending on the time elapsed between receipt and disposition of such shares disposed of; and

          3. In general, the Company will be entitled to a tax deduction upon the exercise of a Nonqualified Stock Option.

OPTIONS OUTSTANDING UNDER THE 1995 STOCK INCENTIVE PLAN

     As of March 10, 2000, options to acquire a total of 2,715,971 shares of Common Stock were issued and outstanding under the 1995 Stock Incentive Plan, (and an additional 2,250,000 options were approved for grant, subject to the approval of Proposal No. 3), which includes options to the Company's Directors and the Named Executive Officers as follows:

Robert Cohen......................................................                 766,667(1)
Alan Cohen........................................................                 766,667(2)
Edward Cohen......................................................                  76,667(3)
Joel Gold.........................................................                  20,000(4)
Edward Celano.....................................................                  20,000(4)
Jerry Lewis.......................................................                  83,333(5)
Joseph Silver.....................................................                 283,569(6)
Jerry Darnell.....................................................                 196,569(7)
William J. Young..................................................                  95,000(8)
Nicholas Shashati.................................................                  40,000(9)
Kim Greenberg.....................................................                  15,000(10)
                                                                                ----------
                                                                                 2,363,472
                                                                                ----------

------------------
 (1) This number includes: (i) the right to acquire 316,667 shares of Common Stock upon the exercise of presently exercisable, outstanding options; (ii) the right to acquire 125,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options granted to Dr. Robert Cohen, as the designee of Meadows Management, LLC, a limited liability company owned by Drs. Robert and Alan Cohen ("Meadows"); (iii) 25,000 options which are subject to certain vesting requirements; and (iv) 300,000 options, the grant of which is subject to the approval of Proposal No. 3.

 (2) This number includes: (i) the right to acquire 233,334 shares of Common Stock upon the exercise of presently exercisable, outstanding options; (ii) the right to acquire 125,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options granted to Dr. Alan Cohen, as the designee of Meadows; (iii) 108,333 options which are subject to certain vesting requirements; and (iv) 300,000 options, the grant of which is subject to the approval of Proposal No. 3.

 (3) This number represents the right to acquire 76,667 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

 (4) This number represents the right to acquire 20,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

 (5) This number represents the right to acquire 83,333 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (6) This number represents: (i) the right to acquire 233,569 shares of Common Stock upon the exercise of presently exercisable, outstanding options; and
     (ii) 50,000 additional options, the grant of which is subject to the approval of Proposal No. 3.

 (7) This number includes (i) the right to acquire 96,569 shares of Common Stock upon the exercise of presently exercisable, outstanding options; (ii) 50,000 additional options which are subject to certain vesting requirements; and (iii) 50,000 additional options, the grant of which is subject to the approval of Proposal No. 3.

 (8) This number includes (i) the right to acquire 15,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options; and (ii) 80,000 additional options which are subject to certain vesting requirements.

 (9) This number includes (i) the right to acquire 10,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options; and (ii) 30,000 additional options which are subject to certain vesting requirements.

(10) This number represents the right to acquire 15,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

     During the year ended December 31, 1999, options were granted under the 1995 Stock Incentive Plan to the Company's Directors and the Named Executive Officers (at exercise prices ranging from $2.00 to $4.50 per share) as follows:

                                                                               NUMBER OF SHARES
                                                                                  UNDERLYING
NAME                                                                           OPTIONS GRANTED
----------------------------------------------------------------------------   ----------------
Robert Cohen................................................................        250,000(1)
Edward Cohen................................................................         10,000(1)
Joel Gold...................................................................         10,000(1)
Edward Celano...............................................................         10,000(1)
Joseph Silver...............................................................         25,000(1)
Jerry Darnell...............................................................         25,000(2)
William J. Young............................................................         65,000(2)
Nicholas Shashati...........................................................         30,000(2)

------------------

(1) All options vest on the date of grant and expire in 2009.

(2) These options are subject to certain vesting requirements.

NEW PLAN BENEFITS

     The following table sets forth the options that were granted, subject in each case to approval of Proposal No. 3, on various dates in February 2000 under the 1995 Stock Incentive Plan to (i) each Named Executive Officer who was granted any of such options, (ii) all current executive officers, as a group,
(iii) all current directors who are not executive officers, as a group and (iv) all employees, other than executive officers, as a group. Each of the options has an exercise price equal to the composite closing price of the Common Stock on the date of grant, which exercise prices range from $8.0625 to $9.75:

NAME AND POSITION                                                             NUMBER OF OPTIONS
---------------------------------------------------------------------------   -----------------
Dr. Robert Cohen ..........................................................         300,000
  Chairman of the Board of Directors
Dr. Alan Cohen ............................................................         300,000
  Vice-Chairman of the Board of Directors,
  President, Chief Executive Officer and Chief Operating Officer
Jerry Darnell .............................................................          50,000
  Chief Operating Officer--Franchise Division
Joseph Silver .............................................................          50,000
  Executive Vice President,
  Secretary and General Counsel
Gregory Cook ..............................................................         800,000
  President and Chief
  Executive Officer: Emerging Vision.com Division
Sara Traberman ............................................................         400,000
  Senior Vice-President,
  Finance and Chief Financial Officer--Emerging Vision.com Division
James Ewer ................................................................         200,000
  Senior Vice-President,
  Operations--Emerging Vision.com Division
All current executive officers, as a group.................................       2,100,000
All current directors who are not executive officers, as a group...........              --
All employees, other than executive officers, as a group...................         150,000

OTHER INFORMATION

     The number of shares which may be subject to options to be granted under the 1995 Stock Incentive Plan in the future is entirely within the discretion of the Compensation Committee and is, therefore, not determinable at this time.

     The closing sale price of the Company's Common Stock on March 10, 2000, as reported on the Nasdaq National Market, was $10.4375 per share.

     Approval by the holders of a majority of the votes cast at the Special Meeting by the holders of shares of Common Stock, Senior Preferred Stock and Series B Preferred Stock entitled to vote thereon, voting together as one class, will be required for approval of Amendment No. 4 to the 1995 Stock Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3

                                     GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Special Meeting other than those stated in the Notice of Special Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Special Meeting, it is intended that the Proxies in the accompanying form will be voted as the persons named therein may determine, in their sole discretion.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, Directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal contact. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, Senior Preferred Stock and Series B Preferred Stock held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in connection therewith. Each holder of the Company's Common Stock, Senior Preferred Stock and Series B Preferred Stock who does not expect to be present at the Special Meeting or who plans to attend but who does not wish to vote in person, is urged to fill in, date and sign the enclosed Proxy and return it promptly in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          By: /s/ JOSEPH SILVER
                                              ---------------------
                                              Joseph Silver,
                                              Secretary

March 17, 2000

                                                                       EXHIBIT A

     TEXT OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     RESOLVED, that the first paragraph of Section 4 of the Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

     "The Corporation is authorized to issue two classes of shares to be designated, respectively, as Preferred Stock and Common Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 55,000,000. The total number of shares of Common Stock which the Corporation shall have the authority to issue is 50,000,000, par value $.01 per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 5,000,000, par value $.01 per share."

                                                                       EXHIBIT B

     TEXT OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     RESOLVED, that Section 1 of the Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

     "That the name of the corporation is Emerging Vision.com, Inc. (the "Corporation") and that the Corporation was formed under the name Sterling Acquisition, Inc. which was subsequently changed to Sterling Vision, Inc."

                                                                       EXHIBIT C

              TEXT OF AMENDMENT NO. 4 TO 1995 STOCK INCENTIVE PLAN
                            OF STERLING VISION, INC.

     RESOLVED, that the 1995 Stock Incentive Plan of Sterling Vision, Inc., as amended, be further amended by modifying the second sentence of Section 2.1 thereof to read in its entirety as follows:

    "The maximum aggregate number of such shares which may be issued under the Plan shall be 7,000,000 shares."

PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF STERLING VISION, INC.

            SPECIAL MEETING OF SHAREHOLDERS: MONDAY, APRIL 17, 2000

     The undersigned shareholder of Sterling Vision, Inc., a New York corporation (the "Company"), hereby appoints Dr. Robert Cohen, Mr. William Young and Mr. Joseph Silver, or any of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Common Stock, Senior Convertible Preferred Stock and Series B Convertible Preferred Stock of Sterling Vision, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 1500 Hempstead Turnpike, East Meadow, New York 11554 at 9:00 a.m. (local time), on Monday April 17,2000, or any adjournment or adjournments thereof, in accordance with the instructions on the reverse side hereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal No. 1, Proposal No. 2 and Proposal No. 3. The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE        SEE REVERSE SIDE

 ...............................................................................
                              FOLD AND DETACH HERE

                                 [Reverse Side]

                                                           PLEASE MARK     /x/
                                                           YOUR VOTES AS
                                                           INDICATED IN
                                                           THIS EXAMPLE
The Board of Directors recommends a vote "FOR"
 Proposals No. 1, No. 2 and No. 3

Proposal No. 1--AMEND CERTIFICATE OF INCORPORATION TO INCREASE
AUTHORIZED COMMON STOCK TO 50,000,000 SHARES:

              FOR      AGAINST    ABSTAIN

              / /        / /        / /

Proposal No. 2--AMEND CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY TO EMERGING
VISIONS.COM, INC.

              FOR      AGAINST    ABSTAIN

              / /        / /        / /

Proposal No. 3--AMEND 1995 STOCK INCENTIVE PLAN TO INCREASE
SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN TO
7,000,000:

              FOR      AGAINST    ABSTAIN

              / /        / /        / /



     The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Signature: ____________________________  Signature: ____________________________

Date: ______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              FOLD AND DETACH HERE